Borders Group, Inc. 100 Phoenix Drive Ann Arbor, MI 48108

date
re	2008 Additional Bonus
to	George Jones
As a key employee who is critical to the strategic alternative evaluation process, Borders Group, Inc. (the “Company”) is pleased to inform you that you have been selected to participate in the Company’s 2008 enhanced annual bonus program (the “Program”).  Your participation in the Program is contingent upon your signature below acknowledging your acceptance of the terms of the Program set forth below.

1.
For purposes of the Company’s Annual Bonus Incentive Plan (the “Bonus Plan”), your “target” bonus for this year will be 80% of your base salary (your “Target Bonus”), your “threshold” bonus for this year will be 20%  (your “Threshold Bonus”), and your “maximum” bonus for this year under the Bonus Plan will be 240% (your “Maximum Bonus”).  For levels of performance goal achievement between threshold and target levels, the amount of your annual bonus under the Bonus Plan will be straight-line interpolated between your Threshold Bonus and your Target Bonus, and for levels of performance goal achievement between target and maximum levels, the amount of your annual bonus under the Bonus Plan will be straight-line interpolated between your Target Bonus and your Maximum Bonus (in all cases, applied proportionally to each performance objective on a per-objective basis).  Notwithstanding the foregoing, the maximum bonus that you can be paid under the Bonus Plan is the lesser of (x) $900,000 and (y) three times the salary midpoint for your salary grade (such lesser amount, your “Plan Limit”).   Eligibility for an annual bonus under the Bonus Plan remains subject to the continued service requirements and other terms of the Bonus Plan.

2.
Subject to your continued employment with the Company and its affiliates through the date (the “Bonus Payment Date”) that bonuses are paid under the Bonus Plan, you will receive an additional bonus payment (the “Additional Bonus”) equal to your Target Bonus, payable on the Bonus Payment Date.  The Additional Bonus will be paid regardless of the amount, if any, earned under the Bonus Plan, and will be paid independently of the Bonus Plan.  Further, in the event that you would have earned a bonus under the Bonus Plan pursuant to paragraph 1 above that would have exceeded your Plan Limit, the amount of your Additional Bonus will be increased by the excess of (x) the amount that you would have earned pursuant to paragraph 1 above absent the Plan Limit over (y) the Plan Limit.  Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Bonus Plan) prior to the conclusion of the fiscal year, the Additional Bonus (which will in such case equal your Target Bonus) will be paid to you (in full satisfaction of the Company’s obligations under this paragraph) as soon as practicable following the date of such Change of Control, so long as you had remained employed with the Company and its affiliates through the date of such Change of Control.

3.
You acknowledge that the Program is in place only for the Company’s 2008 fiscal year.  You further acknowledge and agree that (i) for purposes of any employment or severance agreement, plan, or program that uses a target bonus amount as a component for calculation of severance or any other compensation item or benefit, your target bonus for the 2008 fiscal year is the Target Bonus, (ii) for purposes of any employment or severance agreement, plan, or program that uses an actual bonus amount as a component for calculation of severance or any other compensation item or benefit, your actual bonus for the 2008 fiscal year shall be deemed to equal (x) the amount, if any, that is actually payable to you pursuant to the Bonus Plan minus (y) 50% of the portion, if any, of such amount that exceeds your Target Bonus, and (iii) the Additional Bonus under the Program is a one-time benefit that will not be taken into account as an annual bonus for purposes of other Company programs.

If you wish to participate in the Program, please confirm your agreement to the terms set forth above by your signature below.

Acknowledged and Agreed:

__________________________                                                                           __________________
George Jones                                                                           Date